As filed with the Securities and Exchange Commission on September 30,
                                    1998

                                               Registration No.
                                                                -----------
  =========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  --------

                                  Form S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                                  --------

                           McDonald's Corporation
             (Exact name of issuer as specified in its charter)

              DELAWARE                       36-2361282
       (State of incorporation)      (I.R.S. Employer Identification No.)

            One McDonald's Plaza, Oak Brook, Illinois 60523-1900
            (Address and zip code of principal executive offices)
                                  --------

         McDONALD'S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN
                          (Full title of the Plan)
                                  --------

                               GLORIA SANTONA
            Vice President, Deputy General Counsel and Secretary
                            One McDonald's Plaza
                       Oak Brook, Illinois 60523-1900
                               (630) 623-3373
          (Name, address and telephone number of agent for service)


                       CALCULATION OF REGISTRATION FEE
  =========================================================================
                                                  Proposed
       Title of                   Proposed        Maximum
       Securities  Amount of      Maximum         Aggregate   Amount of
       to be       Shares to be   Offering Price  Offering    Registration
       Registered  Registered(1)  Per Share(2)    Price       Fee
  -------------------------------------------------------------------------
  Common Stock,
    par value $.01
    per share, with
    associated
    preferred stock
    purchase rights 15,000,000      $57.19       $857,850,000   $253,066
  =========================================================================
   (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.
   (2) Estimated pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on September 25, 1998.

  =========================================================================

                                   PART II

  The contents of Registration Statement No. 333-03409 under the Securities Exchange Act of 1933 of McDonald's Corporation are incorporated herein by reference.

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 8.  Exhibits.

    The undersigned hereby files the exhibits identified on the Exhibit Index included as part of this Registration Statement.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 30th day of September, 1998.

                                     McDONALD'S CORPORATION


                                     By: /s/ Michael L. Conley
                                        ----------------------------------
                                        Michael L. Conley
                                        Executive Vice President and Chief
                                        Financial Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Conley, Jeffrey B. Kindler, Carleton D. Pearl and Gloria Santona, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 30th day of September, 1998.

           Signature                          Title


      /s/ Hall Adams, Jr.        Director
     ------------------------
        Hall Adams, Jr.


   /s/ Robert M. Beavers, Jr.    Senior Vice President and Director
   --------------------------
     Robert M. Beavers, Jr.


     /s/ James R. Cantalupo      Vice Chairman, Chairman and Chief Executive
    -----------------------        Officer---McDonald's International and
       James R. Cantalupo          Director


       /s/ Gordon C. Gray        Director
     ----------------------
         Gordon C. Gray


     /s/ Jack M. Greenberg       President, Chief Executive Officer and
    ------------------------       Director
       Jack M. Greenberg


   /s/ Enrique Hernandez, Jr.    Director
   --------------------------
     Enrique Hernandez, Jr.


      /s/ Donald R. Keough       Director
    -------------------------
        Donald R. Keough


      /s/ Donald G. Lubin        Director
    -------------------------
        Donald G. Lubin


      /s/ Walter E. Massey       Director
    -------------------------
        Walter E. Massey


     /s/ Andrew J. McKenna       Director
    -------------------------
       Andrew J. McKenna


     /s/ Michael R. Quinlan      Chairman and Director
    --------------------------
       Michael R. Quinlan


      /s/ Terry L. Savage        Director
    --------------------------
        Terry L. Savage


       /s/ Roger W. Stone        Director
    --------------------------
         Roger W. Stone


     /s/ Robert N. Thurston      Director
    --------------------------
       Robert N. Thurston


                                 Senior Chairman and Director
    --------------------------
         Fred L. Turner


    /s/ B. Blair Vedder, Jr.     Director
   ----------------------------
      B. Blair Vedder, Jr.


     /s/ Michael L. Conley       Executive Vice President and Chief Financial
   ----------------------------    Officer
       Michael L. Conley


    /s/ Christopher Pieszko      Senior Vice President and Controller
   ----------------------------
      Christopher Pieszko

                              INDEX TO EXHIBITS

  Exhibit
  Number    Exhibit

  5         Opinion of Gloria Santona, including consent

  23(a)     Consent of Gloria Santona is included in Exhibit 5

  23(b)     Consent of Ernst & Young LLP

  24        Power of Attorney (included on signature page hereof)